CONTRACT                               Group Annuity Contract No. AC 6704

CONTRACT HOLDER                        United  States Trust  Company of New York
                                       as Trustee  under the Members  Retirement
                                       Trust  of The  Equitable  Life  Assurance
                                       Society of the United States and the Pooled Trust for Members Retirement Plans of The Equitable Life Assurance Society of the United States

REGISTER DATE                          [May 1, 1993]

This Contract is issued in consideration of the payment to Equitable of the Contributions made hereunder.

ASSETS HELD IN CONNECTION WITH THIS CONTRACT MAY BE HELD IN THE SEPARATE ACCOUNT MAINTAINED BY EQUITABLE AND MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN
SECTION 2.03 OF THIS CONTRACT.

The provisions of this contract, which include the following pages, are agreed to by the Contract Holder and Equitable.

FOR THE CONTRACT HOLDER                    FOR THE EQUITABLE

By                                         By
        -----------------------------            -------------------------------
                                                 Chairman of the Board
Title
        -----------------------------      By    -------------------------------
                                                 President and
                                                 Chief Executive Officer

Dated                                      By
        -----------------------------            -------------------------------
                                                 Vice President and Secretary

At      New York, New York                 By
        -----------------------------            -------------------------------
        (Head Office)                            Assistant Registrar

                                           Date of Issue
                                                         ------------------


                INTEREST RATE GUARANTEE - FIXED ANNUITY BENEFITS
No. 1033-92                    NON-PARTICIPATING

                                TABLE OF CONTENTS

PART I - DEFINITIONS

       Section 1.01    -   Accumulation Unit                         4
       Section 1.02    -   Accumulation Unit Value                   4
       Section 1.03    -   Active Loan                               4
       Section 1.04    -   Annuity Benefit                           4
       Section 1.05    -   Annuity Commencement Date                 4
       Section 1.06    -   Benefit Distribution                      4
       Section 1.07    -   Business Day                              4
       Section 1.08    -   Calculation Date                          5
       Section 1.09    -   Cash Value                                5
       Section 1.10    -   Class of Employer                         5
       Section 1.11    -   Code                                      5
       Section 1.12    -   Contingent Withdrawal Charge              5
       Section 1.13    -   Contract Date                             5
       Section 1.14    -   Contract Year                             5
       Section 1.15    -   Contribution                              6
       Section 1.16    -   Disability                                6
       Section 1.17    -   Divisions                                 6
       Section 1.18    -   Employer                                  6
       Section 1.19    -   Employer Plan                             6
       Section 1.20    -   Employer Plan Trustee                     6
       Section 1.21    -   Forfeiture Account                        6
       Section 1.22    -   Guaranteed Interest Rate                  7
       Section 1.23    -   Investment Divisions                      7
       Section 1.24    -   Market Value Adjustment                   7
       Section 1.25    -   Master Trust                              8
       Section 1.26    -   Minimum Guaranteed Rate                   9
       Section 1.27    -   Net Investment Factor                     9
       Section 1.28    -   Old Plan Takeover Loan                    9
       Section 1.29    -   Participant                               9
       Section 1.30    -   Plan                                      9
       Section 1.31    -   Pooled Trust                              9
       Section 1.32    -   Processing Office                         9
       Section 1.33    -   Retirement Account Value                 10
       Section 1.34    -   Separate Account                         10
       Section 1.35    -   Source                                   10
       Section 1.36    -   Terminated Plan Notice                   11
       Section 1.37    -   Terminated Plan Participant              11
       Section 1.38    -   Transaction Date                         11
       Section 1.39    -   Trusteed Plan                            11
       Section 1.40    -   Valuation Period                         11



No. 1033-92              AC6704                                           Page 2

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                           TABLE OF CONTENTS - CONT'D

PART II - RETIREMENT ACCOUNT VALUE

       Section 2.01    -   Contribution                                    12
       Section 2.02    -   Transfers of Unallocated Amounts                12
       Section 2.03    -   Separate Account                                12
       Section 2.04    -   Guaranteed Interest Division                    13
       Section 2.05    -   Allocation of Contributions to Divisions        14
       Section 2.06    -   Transfers among Divisions                       15
       Section 2.07    -   Withdrawal and Termination                      16
       Section 2.08    -   Death Benefits                                  19
       Section 2.09    -   Withdrawals to Make Employer Plan               20
                           Loans To Participants
       Section 2.10    -   Fees and Charges                                22
       Section 2.11    -   Forfeitures                                     24

PART III - ANNUITY BENEFITS

       Section 3.01    -   Form of Annuity Benefit                         25
       Section 3.02    -   Report for Annuity Benefit                      25
       Section 3.03    -   Application to Provide Annuity Benefit          25
       Section 3.03    -   Payment of Annuity Benefit                      25

PART IV - GENERAL PROVISIONS

       Section 4.01    -   Contract                                        27
       Section 4.02    -   Statutory Compliance                            27
       Section 4.03    -   Assignments and Nontransferability              27
       Section 4.04    -   Manner of Payment                               28
       Section 4.05    -   Right to Change                                 28
       Section 4.06    -   Beneficiary                                     29
       Section 4.07    -   Deferment                                       29
       Section 4.08    -   Contract Holder's Responsibility                30
       Section 4.09    -   Employer's and Employer Plan
                           Trustee's Responsibility                        30
       Section 4.10    -   Plan Status                                     30

APPENDIX A             -   Table of Guaranteed Annuity Payments            32


No. 1033-92             AC6704                                            Page 3

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                              PART I - DEFINITIONS

SECTION 1.01 ACCUMULATION UNIT. The term "Accumulation Unit" means a unit which is purchased in an Investment Division of the Separate Account when an amount is allocated or transferred thereto and which is a measure used by Equitable in determining the amount held with respect to a Participant in such Investment Division.

SECTION 1.02 ACCUMULATION UNIT VALUE. The term "Accumulation Unit Value" means the dollar value of each Accumulation Unit in a given Investment Division on a given date. Such value, for a given Valuation Period, is equal to the
Accumulation Unit Value for the immediately preceding Valuation Period multiplied by the Net Investment Factor for the given Period.

SECTION 1.03 ACTIVE LOAN. The term "Active Loan" means the principal amount of any loan made to a Participant pursuant to Section 2.09 or any Old Plan Takeover Loan, which, in either case, is neither fully repaid nor deemed distributed under Section 72(p) of the Code.

SECTION 104 ANNUITY BENEFIT. The term "Annuity Benefit" means a benefit payable by Equitable pursuant to Part III of this Contract.

SECTION 1.05 ANNUITY COMMENCEMENT DATE. The term "Annuity Commencement Date" means a date, determined by the Employer or the Employer Plan Trustee and reported in writing to Equitable pursuant to Section 3.04, as of which payments under an Annuity Benefit are to begin.

SECTION 1.06 BENEFIT DISTRIBUTION. The term "Benefit Distribution" means payments with respect to a Participant under the terms of the Employer Plan as distributions therefrom in any of the following circumstances:

(a)      As a result of the Participant's retirement, death, or Disability;

(b) As a result of the Participant's separation from service with the Employer, provided such separation from service would qualify as such under Section 402(e)(4)(A) of the Code as in effect under the Tax Reform Act of 1986;

(c) In connection with a minimum distribution made on or after the Participant's Required Beginning Date, as defined in Section 401(a)(9)
         (c) of the Code; and

(d) As a result of an in-service withdrawal from the Employer Plan other than one involving a direct rollover from this Contract to an individual retirement arrangement or qualified plan not funded by an Equitable contract.

SECTION 1.07 BUSINESS DAY. The term "Business Day" means, generally, any day on which Equitable is open and the New York Stock Exchange is open for trading. For purposes of determining the Transaction Date, Equitable's Business Day ends at 4:00 P.M., Eastern Time.



No. 1033-92         AC6704                                           Page 4



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SECTION 1.08 CALCULATION  DATE. The term  "Calculation  Date" means the Business
Day, occurring no more than five Business Days before the date of a payment, as of which Equitable determines a Market Value Adjustment with respect to an Employer Plan for which Equitable has received a Plan Termination Notice.

SECTION 1.09 CASH VALUE. The term "Cash Value" means an amount equal to the Retirement Account Value with respect to a Participant, minus any Contingent Withdrawal Charge and/or, with respect to an Employer Plan for which Equitable has received a Plan Termination Notice, any Market Value Adjustment applicable pursuant to Section 2.10.

SECTION 1.10 CLASS OF EMPLOYERS. The term "Class of Employers" means the category to which Equitable assigns an Employer Plan upon such Employer's or the Employer Plan Trustee's adoption of this Contract as a funding vehicle of the Employer Plan. Employer Plans whose Contract Dates occur within a given calendar year will belong to the same Class of Employers, except that Equitable may at any time (a) close a Class of Employers and begin a new Class of Employers, or
(b) combine two or more Classes of Employers.

SECTION 1.11 CODE. The term "Code" means the Internal Revenue Code, as now or hereafter amended, or any corresponding provisions of prior or subsequent United States revenue laws.

SECTION 1.12 CONTINGENT WITHDRAWAL CHARGE. The term "Contingent Withdrawal Charge" means an amount equal to the lesser of the amounts defined in (a) or (b) as follows:

(a) An amount equal to 6% of the amount to be withdrawn (including such Contingent Withdrawal Charge);

(b)  An amount equal to (i) minus (ii) as follows:

     (i) the product of (A) 8.5% of all Contributions received for each Source with respect to the Participant under this Contract, and (B) a percentage representing the vested portion of each Source affected by such withdrawal;

     (ii) the sum of any prior Contingent Withdrawal Charges made with respect to the Participant under this Contract.

SECTION 1.13 CONTRACT DATE. The term "Contract Date" means, with respect to the Employer Plan, the date as of which the first Contribution was received under this Contract with respect to such Employer Plan.

SECTION 1.14 CONTRACT YEAR. The term "Contract Year" means, with respect to an Employer Plan, the twelve months' period beginning on (a) the Contract Date and
(b) each anniversary of such Date, unless otherwise agreed to in writing by Equitable.

SECTION 1.15 CONTRIBUTION. The term "Contribution" means any amount received from the Employer or the Employer Plan Trustee pursuant to Section 2.01 with respect to a Participant.


No. 1033-92      AC6704                                              Page 5

SECTION 1.16 DISABILITY. The term "Disability" means, with respect to a Participant, the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration, presumably for life, as determined by the Employer on the basis of either (a) a written determination by the Social Security Administration that disability payments under the Social Security Act have been approved; or (b) other evidence satisfactory to Equitable of such condition.

SECTION 1.17 DIVISIONS. The terms "Division" or "Divisions" mean, with respect to an Employer Plan, one or more, as the case may be, of the following options which the Employer or Employer Plan Trustee has elected to be applicable under this Contract to the Employer Plan:

(a) the Guaranteed Interest Division, and

(b) the respective Investment Divisions of the Separate Account.

Such election must be on Equitable's form, subject to Equitable's rules then in effect, and may be changed from time to time with respect to subsequent transactions. Any such election which does not include any Type B Investment Divisions must include election of the Guaranteed Interest Division.

SECTION 1.18 EMPLOYER. The term "Employer" means an employer who has adopted an Employer Plan.

SECTION 1.19 EMPLOYER PLAN. The "Employer Plan" means a defined contribution plan adopted by the Employer that is intended to meet the requirements for qualification under Section 401(a) of the Code and that participates in this Contract pursuant to the Master Trust or the Pooled Trust.

SECTION 1.20 EMPLOYER PLAN TRUSTEE. The term "Employer Plan Trustee" means the person or persons named as trustee under a Trusteed Plan, and such trustee's successors.

SECTION 1.21 FORFEITURE ACCOUNT. The term "Forfeiture Account" means an unallocated account maintained by Equitable under this Contract in conjunction with the operation of Section 2.11. Amounts arising from reductions in Retirement Account Values pursuant to Section 2.11 will be allocated thereupon to the Forfeiture Account, pending disposition of such amounts (and interest thereon) as determined by the Employer or the Employer Plan Trustee. Such account will be maintained exclusively in either (a) the Money Market Division, if such Division is then applicable under this Contract with respect to the Employer Plan, or (b) the Guaranteed Interest Division in any other case.

SECTION 1.22 GUARANTEED INTEREST RATE. The term "Guaranteed Interest Rate" means the effective annualized rates Equitable establishes from time to time at which interest is credited on amounts in the Guaranteed Interest Division. Before each calendar year, Equitable will establish a guaranteed minimum interest rate for each Class of Employers for such year. Such rate will not be less than the Minimum Guaranteed Rate. Equitable guarantees that the amount of interest it credits


No. 1033-92          AC6704                                           Page 6
during a calendar year will not be less than the amount calculated at the annual guaranteed minimum rate in effect during such calendar year.

SECTION 1.23 INVESTMENT DIVISIONS. The terms "Investment Division" or "Investment Divisions" mean, with respect to an Employer Plan, any one or more, as the case may be, of those Investment Divisions of the Separate Account then available under this Contract which the Employer or Employer Plan Trustee has elected, pursuant to Section 1.17, to be applicable under this Contract to the Employer Plan.

The Investment Divisions of the Separate Account are classed as Type A Investment Divisions and Type B Investment Divisions:

             TYPE A                              TYPE B
    INVESTMENT DIVISIONS                INVESTMENT DIVISIONS
    --------------------                --------------------

    o  The Stock Division               o  The Conservative Investor
    o  The Balanced Division                        Division
    o  The Aggressive Stock Division    o  The High Yield Division
    o  The Global Division              o  The Intermediate Government
    o  The Growth Investors Division                Securities Division
                                        o  The Money Market Division
                                        o  The Short-Term World Income Division

An election, if any, of one or more of the Type B Investment Divisions by the Employer or Employer Plan Trustee must include, at minimum, the Money Market Division.

SECTION 1.24 MARKET VALUE ADJUSTMENT

(1)     The term "Market Value  Adjustment"  means the greater of (a) zero,  and
        (b) a percentage representing the amount described in (i) divided by the amount described in (ii) as follows:

        (i) the sum of all market value adjustments for quarterly generations in the Guaranteed Interest Division, as determined pursuant to Paragraph (2) of this Section, with respect to the Employer Plan as of the effective date of the withdrawal;

        (ii) the amount held in the Guaranteed Interest Division with respect to the Employer Plan as of the effective date of the withdrawal.

(2) For purposes of such calculation, the Guaranteed Interest Division will be deemed to consist of a series of quarterly generations, one for each calendar quarter in which the Employer Plan participated in the Guaranteed Interest Division.

        The market value adjustment for each such quarterly generation is the product of (a), (b) and (c) as follows:

        (a) The amount of the Employer Plan's net cash flow in the given quarterly generation as of the effective date of the withdrawal;



No. 1033-92        AC6704                                            Page 7


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        (b) The rate equal to (i) minus (ii) as follows:

            (i) The interest rate, as of the applicable Calculation Date, for a five-year Treasury bond;

            (ii) The average interest rate, during the calendar quarter in which such quarterly generation was first established, for five-year Treasury bonds, subject to the following provisions of this Section;

        (c) The fraction equal to the number of calendar days from the effective date of the withdrawal which occasioned this calculation to the maturity date for the given quarterly generation over 365. Such maturity date will be the quinquennial anniversary of the first Business Day of the given quarterly generation.

(3)     The  average  interest  rate  to  be  used  for  purposes  of  Paragraph
        (2)(b)(ii) above with respect to a given quarterly generation whose first Business Day was more than five years before the Calculation Date will be determined as follows: such rate will be the average interest rate for the most recent calendar quarter whose first Business Day was a quinquennial anniversary of the first Business Day of the given quarterly generation.

(4) The Employer Plan's net cash flow in a given quarterly generation is the sum of all allocations and transfers to, minus all withdrawals, deductions and transfers from the Guaranteed Interest Division with respect to such quarterly generation. Equitable may, to the extent that any such data is unavailable on the Calculation Date, estimate the applicable amount on the basis of appropriate historical data.

(5) The interest rate on a five-year Treasury bond will be determined by using the applicable rate of interest (on an annual effective yield basis) specified in the United States Treasury Department's Constant Maturity Series for that date. If the interest rate associated with a five-year Treasury bond is not available in that series, the rate will be determined by linear interpolation between the next lower and next higher abatable maturities. The source for the United States Treasury Department's Constant Maturity Series will be the Federal Reserve Statistical Release F.15 Bulletin. If for any reason this series is not available, the interest rate will be based on a comparable series.

(6) Equitable may at any time substitute a bond of different maturity for the five-year Treasury bond referred to in this Section 1.24, provided that (a) any such change will apply only to Employer Plans who begin participation under this Contract after such change, and (b) such change will be made by advance written notice to the applicable Employers and Employer Plan Trustees. In such event, the references in this Section
        1.24 to "five years" and "quinquennial anniversary" will be deemed to have been correspondingly changed.

SECTION 1.25 MASTER TRUST. The term "Master Trust" means the Members Retirement Trust of The Equitable Life Assurance Society of the United States.


No. 1033-92      AC6704                                                Page 8


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SECTION 1.26 MINIMUM GUARANTEED RATE. The term "Minimum  guaranteed Rate" means, with respect to the Guaranteed Interest Division, an effective annual minimum rate of interest equal to 3%.

SECTION 1.27 NET INVESTMENT FACTOR. The term "Net Investment Factor" means, with respect to each Investment Division of the Separate Account for a Valuation Period, the amount described in the following Clause (a) divided by the amount described in the following Clause (b), minus the amount described in the following Clause (c), where:

(a) is the net asset value of the shares of the designated trust or investment company that belong to the Investment Division at the end of the Valuation Period (including the per share amount of any dividend or capital gain distribution paid to the Investment Division in the current Valuation Period), before giving effect to any amounts allocated to or withdrawn from the Investment Division for the Valuation Period, but after any amounts charged against the Investment Division in the Valuation Period for taxes;

(b) is the net asset value of the shares of the designated trust or investment company that belonged to the Investment Division at the end of the preceding Valuation Period, after giving effect to any amounts allocated to or withdrawn from the Investment Division for that Valuation Period; and

(c) is the daily asset charge for expenses of the Investment Division in accordance with Section 2.10, Paragraph (3) times the number of calendar days in the Valuation Period.

The net asset value of the shares of a designated trust or investment company held by an Investment Division will be the value reported to Equitable by that trust or investment company. Such net asset value is after deduction for investment advisory fees and direct operating expenses of the designated trust or investment company.

SECTION 1.28 OLD PLAN TAKEOVER LOAN. The term "Old Plan Takeover Loan" means a loan which was established under the Employer Plan before the Contract Date and which has been transferred to this Contract as an Active Loan.

SECTION 1.29 PARTICIPANT. The term "Participant" means an individual whom the Employer or Employer Plan Trustee has reported to Equitable as a participant under the Employer Plan and who has been enrolled by Equitable under this Contract.

SECTION 1.30 PLAN. The term "Plan" means the Members Retirement Plan of The Equitable Life Assurance Society of the United States.

SECTION 1.31 POOLED TRUST. The term "Pooled Trust" means the Pooled Trust for Members Retirement Plans of The Equitable Life Assurance Society of the United States.

SECTION 1.32 PROCESSING OFFICE. The term "Processing Office" means Momentum Administrative Service, P.O. Box 2919, New York, N.Y. 10116, or such other location as Equitable shall designate by at least 90 day's advance written notice to the Employer or the Employer Plan Trustee.

No. 1033-92       AC6704                                               Page 9


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SECTION 1.33 RETIREMENT ACCOUNT VALUE. The term "Retirement Account Value" means the sum of the amounts held with respect to a Participant in the Guaranteed Interest Division and in the Investment Divisions.

SECTION 1.34 SEPARATE ACCOUNT. The term "Separate Account" means pooled Separate Account A, as described in Section 2.03, which is (a) maintained by Equitable in accordance with the laws of New York State, and (b) registered with the Securities and Exchange Commission under the Investment Company Act of 1940 as a unit investment trust, a type of investment company.

SECTION 1.35 SOURCE. The term "Source" means any of the following sources of Contributions under the Employer Plan, as determined by the Employer or Employer Plan Trustee and reported to Equitable in conjunction with Contributions remitted pursuant to Section 2.01:

(a)     Employer  Contributions:  Contributions  made  by the  Employer  for the
        benefit   of   Participants   and   beneficiaries,   other   than  those
        Contributions described in Clauses (b) and (e) below.

(b) Matching Contributions: Contributions made by the Employer and allocated to a Participant's account under the Employer Plan by reason of the Participant's Post-Tax Contributions or Salary Deferral Contributions made to the Employer Plan.

(c) Post-Tax Contributions: After-tax contributions made by a Participant in accordance with the terms of the Employer Plan.

(d) Salary Deferral Contributions: Contributions to an Employer Plan made by a Participant pursuant to a cash or deferred election (normally in accordance with the terms of a qualified cash or deferred arrangement under Section 401(k) of the Code).

(e)     Qualified    Non-Elective   and   Qualified   Matching    Contributions:
        Contributions made by the Employer to meet the requirements of either or both of the nondiscrimination tests set forth in Section 401(k) and
        Section 401(m) of the Code.

(f) Prior Plan Contributions: Contributions transferred or rolled-over to an Employer Plan from another qualified plan.





No. 1033-92      AC6704                                              Page 10


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SECTION 1.36 TERMINATED PLAN NOTICE.  The term "Terminated Plan Notice" means an advance written notice which an Employer or Employer Plan Trustee has, in accordance with Section 4.10, provided to Equitable that the Employer Plan is being terminated, in whole or in part, in accordance with applicable law and without a successor plan sponsored by the Employer.

SECTION 1.37 TERMINATED PLAN PARTICIPANT. The term "Terminated Plan Participant" means a Participant who, as reported to Equitable by the Employer or Employer Plan Trustee in accordance with Section 4.10, is included in a termination or partial termination of the Employer Plan.

SECTION 1.38 TERMINATED PLAN PARTICIPANT. The term "Transaction Date" means (a) the Business Day on which Equitable receives a Contribution or an acceptable request for a transaction at its Processing Office, or (b) the Business Day coninciding with or next following the date specified in the request, if later; provided with respect to Clause (a) immediately above, however, that if such Contribution or request reaches the Processing Office on other than a Business Day, or after the close of the Business Day, the Transaction Date will be the next following Business Day.

SECTION 1.39 TRUSTEED PLAN. The term "Trusteed Plan" means an Employer Plan under which there is maintained a trust, other than the Master Trust or Pooled Trust, forming a part of the Employer Plan.

SECTION 1.40 VALUATION PERIOD. The term "Valuation Period" means, with respect to each Investment Division of the Separate Account, each Business Day together with any consecutive non-Business Days immediately preceding such Business Day.





No. 1033-92     AC6704                                               Page 11


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                       PART II - RETIREMENT ACCOUNT VALUE

SECTION 2.01 CONTRIBUTIONS. Each Employer or Employer Plan Trustee will remit as Contributions hereunder all amounts maintained with respect to the Employer Plan and all amounts directed thereto as contributions, unless Equitable agrees otherwise in writing, or unless, and to the extent that, such remittance is to cease in accordance with the provisions of this Contract.

The Employer or the Employer Plan Trustee will specify the Participant with respect to whom each such Contribution is being remitted, the Source to which such Contribution relates, and the allocation by Source of such Contribution among the Divisions.

Equitable reserves the right to discontinue acceptance of Contributions under this Contract with respect to all Employer Plans by giving 120 days' advance written notice to the Employers and Employer Plan Trustees.

SECTION 2.02 TRANSFERS OF UNALLOCATED AMOUNTS. Anything in this Contract to the contrary nontwithstanding, with respect to an Employer Plan for which amounts are being transferred on or after the Contract Date from another funding vehicle, if the Employer or Employer Plan Trustee advises Equitable that it cannot provide Equitable on or before the date of such transfer with the corresponding Participant-level information normally required pursuant to this Contract, such transferred amounts may be remitted as Contributions hereunder on an unallocated basis to the Divisions, subject to Equitable's rules. While such assets remain unallocated, Equitable will (a) treat such amounts as one Retirement Account Value, with the Employer or Employer Plan Trustee as sole Participant, and (b) rely fully upon the advice of the Employer or Employer Plan Trustee for any Participant-level information required to process transactions hereunder.

Any Employer or Employer Plan Trustee which transfers amounts on an unallocated basis to this Contract agrees to provide Participant-level information as soon thereafter as is practicable. If such information is not received within such period as Equitable deems reasonable under its rules, Equitable shall have the right to pay to the Employer or the Employer Plan Trustee the applicable Cash Value.

SECTION 2.03 THE SEPARATE ACCOUNT. Realized and unrealized gains and losses from the assets of the Separate Account are credited or charged against it without regard to Equitable's other income, gains or losses. Assets are allocated to the Separate Account to support this Contract and other contracts.

The assets of the Separate Account are the property of Equitable. The portion of its assets equal to the reserves and other contract liabilities with respect to the Separate Account will not be chargeable with liabilities arising out of any other business Equitable conducts. Equitable may transfer assets of an Investment Division in excess of the reserves and other liabilities with respect to such Investment Division to another Investment Division or to Equitable's General Account.

The Separate Account consists of the Investment Divisions. Each Investment Divisions may invest its assets in a separate class (or series) of shares of a designated trust or investment company where each class (or series) represents a separate portfolio in the trust or investment company.

No. 1033-92     AC6704                                             Page 12

Equitable will value the assets of each Investment Division on each Business Day. Equitable may, at its discretion, invest the assets of any Investment Division in any investment permitted by applicable law. Equitable may rely conclusively on the opinion of counsel (including attorneys in its employ) as to what investments it is permitted by law to make.

On any date when an amount is allocated to or withdrawn, deducted, or transferred from an Investment Division with respect to a Participant, the Retirement Account Value will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by the Accumulation Unit Value for the appropriate Investment Division for the Valuation Period which includes that date. The number of Accumulation Units with respect to a Participant in an Investment Division on any date is equal to (a) the sum of all Accumulation Units that have been allocated to that Division with respect to that Participant, minus (b) the sum of all Accumulation Units that have been withdrawn, deducted, or transferred from that Investment Division with respect to that Participant. The amount with respect to a Participant in an Investment Division on any date is equal to (a) the number of Accumulation Units with respect to that Participant in the Investment Division on that date, multiplied by (b) the Accumulation Unit Value for the Investment Division for the Valuation Period which includes that date.

SECTION 2.04 GUARANTEED INTEREST DIVISION. Any amount allocated or transferred to the Guaranteed Interest Division becomes part of the general assets of Equitable, which support the guarantees of this Contract and other contracts.

The amount with respect to a Participant in the Guaranteed Interest Division at any time is equal to (a) the sum of all amounts that have been allocated or transferred to the Guaranteed Interest Division with respect to that Participant, minus (b) the sum of all amounts that have been withdrawn, deducted, or transferred from the Guaranteed Interest Division with respect to that Participant.

Interest, on the basis of the applicable Guaranteed Interest Rate, accrues with respect to the Guaranteed Interest Division daily.

The guaranteed Interest Division is maintained under this Contract for the Employer Plan subject to the following conditions:

(a) With respect to the investment option of the Employer Plan that is funded under the Guaranteed Interest Division, to the extent that the Employer Plan provides that allocations to, and transfers to and from, such option are to be made solely at the discretion of the individuals covered by the Employer Plan, such allocations and transfers shall be made without any direction or influence from the Employer or Employer Plan Trustee. Equitable is to be given at least 60 days advance written notice by the Employer or Employer Plan Trustee of any noncompliance with this condition; and

(b) The Employer or Employer Plan Trustee is to provide Equitable with any amendment to the Employer Plan or its investment policy, any communication by the Employer or Employer Plan Trustee to the individuals covered by the Employer Plan concerning the Guaranteed Interest Division or the investment option of the Employer Plan to which it relates, or any change in the manner in which the Employer Plan is administered with respect thereto. Any

No. 1033-92     AC6704                                               Page 13
         such document is to be provided to Equitable at least 60 days before its effective date and the Employer or Employer Plan Trustee will not use such document or make such change if Equitable objects in a written notice to the Employer or Employer Plan Trustee before such effective date. Equitable may also request, and the Employer or Employer Plan Trustee shall thereupon provided, any other information that Equitable reasonably determines would bear upon the flow of funds to and from the Guaranteed Interest Division.

If any of the foregoing conditions are not complied with, if the Employer or Employer Plan Trustee fails to remit Contributions in accordance with Section 2.01, or if Equitable determines that an amendment to the Employer Plan, its investment policy, or any change in the manner in which the Employer Plan is administered would materially and adversely affect the flow of funds to or from the Guaranteed Interest Division, then Equitable will have the right to:

(a) Decline further requests for transfers to or from the Guaranteed Interest Division; and/or

(b) Deem the Employer Plan to be an Employer Plan under which the Employer or Employer Plan Trustee has terminated the Employer Plan's participation under this Contract and requested Equitable to make payment in accordance with Section 2.07, Paragraph (4).

SECTION 2.05 ALLOCATION OF CONTRIBUTIONS TO DIVISIONS. Each Contribution remitted with respect to a Participant will, after deduction of any applicable charge for taxes, be allocated by Source to one or more of the Divisions as of the Transaction Date. The percentage to be allocated to each Division is to be a whole number and the aggregate percentage is to be 100%.

Allocation instructions will be determined pursuant to the Employer Plan and reported to Equitable in writing by the Employer or Employer Plan Trustee, subject to the following paragraph. Each initial Contribution with respect to a Participant is to be preceded or accompanied by such allocation instructions. Such instructions will be retained on file by Equitable unless and until duly changed. Each subsequent Contribution with respect to the Participant will be allocated in accordance with the most recent allocation instructions received with respect to the Participant. The Employer or Employer Plan Trustee may file revised allocation instructions at any time with respect to a Participant and such revised instructions will apply to all transactions occurring on or after the date the revised instructions are received in the Processing Office.

The Employer or Employer Plan Trustee may, if the Employer Plan permits, arrange with Equitable to have Participants provide such instructions directly to Equitable.

SECTION 2.06 TRANSFERS AMONG DIVISIONS. The Employer or the Employer Plan Trustee, upon request to Equitable in accordance with the Employer Plan, may transfer, with respect to any Source, amounts held for the Participant in a Division to one or more of the other Divisions in accordance with the following rules:

(a) Amounts in the Investment Divisions and, subject to the immediately following Clauses (b), (c) and (d), in the Guaranteed Interest Division, may be transferred among such Divisions:

(b) If the Investment Divisions applicable with respect to the Employer Plan include any of the Type B Investment Divisions, then the maximum amount that may be transferred to any or

No. 1033-92     AC6704                                               Page 14
         all Investment Divisions with respect to a Participant from the Guaranteed Interest Division in any period consisting of the current and three immediately preceding calendar quarters ("Transfer Period") will be the amount defined in (i) below or, if both (i) and (ii) below are applicable to such Participant, the greater of the amount defined in (i) or (ii) below:

         (i) In the case of a Participant for whom either (A) a balance was held in the Guaranteed Interest Division under this Contract as of the last day of the calendar year immediately preceding the current calendar quarter, or (B) amounts were transferred with respect to the Participant from the Guaranteed Interest Division under this Contract to any or all of the Investment Divisions in such preceding calendar year, such maximum for the applicable Transfer Period will be an amount equal to the greater of 25% of such year-end balance, or the aggregate amount so transferred;

         (ii) In the case of a Participant for whom an amount was allocated to the Guaranteed Interest Division in consequence of a mass transfer of Employer Plan funds from another funding vehicle, such maximum for the Transfer Period in which such allocation occurred will be an amount equal to 25% of the balance held in the Guaranteed Interest Division with respect to the Participant as of the date of such allocation;

(c) No transfers may be made with respect to the Participant between the Guaranteed Interest Division and the Investment Divisions:

         (i) on and after the date as of which Equitable receives a request for withdrawal from the Guaranteed Interest Division pursuant to
               Section 2.07, Paragraph (4) in connection with a termination of the Employer Plan's participation under this Contract;

         (ii) in the case of a Terminated Plan Participant, on and after the date as of which the Terminated Plan Notice is received by Equitable and before a period of 90 days has elapsed, except that transfers already being made under any automatic transfer option available from Equitable will be continued during such period;

(d) After the end of the 90-day period described in Clause (c)(ii) of this Section, with respect to an Employer Plan for which the Type B Investment Divisions had not been elected, the maximum amount that may be transferred to any or all Investment Divisions with respect to a Participant from the Guaranteed Interest Division in any period consisting of the current and three immediately preceding calendar quarters will be an amount equal to 25% of the balance, if any, that was held in the Guaranteed Interest Division under this Contract as of the last day of the aforementioned 90-day period.

Interest transferred from the Guaranteed Interest Division under any automatic transfer option available form Equitable that transfers only interest will not be counted in Equitable's determination of either the 25% maximum or the preceding year's aggregate transfer, as referred to in this Section 2.06.



No. 1033-92     AC6704                                               Page 15

Transfers will be made as of the applicable Transaction Date, and will be subject to Equitable's rules in effect at the time of transfer. Requests for transfer must specify as to Source and must be in writing, subject to the following paragraph.

The Employer or Employer Plan Trustee may, if the Employer Plan permits, arrange with Equitable to have Participants make such transfer requests directly to Equitable.

SECTION 2.07 WITHDRAWAL AND TERMINATION

(1) If the Employer or Employer Plan Trustee requests a partial withdrawal from the Divisions with respect to a Participant, Equitable will, subject to Paragraph (3) of this Section, pay as of the applicable Transaction Date the lesser of (a) the Retirement Account Value minus any Contingent Withdrawal Charge, or (b) the amount of partial withdrawal requested. The amount to be paid plus any Contingent Withdrawal Charge applicable pursuant to Section 2.10 will be withdrawn from the amounts held with respect to the Participant in the Divisions.

(2) If the Employer or Employer Plan Trustee requests a full withdrawal with respect to a Participant, Equitable will, subject to Paragraph (3) of this Section, withdraw the amount held in the Divisions with respect to the Participant and pay an amount equal to the Retirement Account Value minus any contingent Withdrawal Charge as of the applicable Transaction Date.

(3) If the Employer Plan is one for which a Terminated Plan Notice has been received, any withdrawal from the Guaranteed Interest Division that is requested by the Employer or Employer Plan Trustee on behalf of a Terminated Plan Participant or beneficiary of such Participant, other than one that is in connection with a Benefit Distribution covered by Clauses (a), (b), or (c) of Section 1.06, will be made in accordance with this Paragraph (3) in lieu of the preceding provisions of this
         Section 2.07. Equitable will accept requests for such withdrawals only after 90 days has elapsed since Equitable's receipt of the Terminated Plan Notice. In accordance with whichever of the following provisions applies, payment of the requested withdrawal will commence, or will be made, within 30 days of the later of (a) receipt of such request at Equitable's Processing Office, or (b) the end of the aforementioned 90-day period.

         Equitable will, subject to the following provisions, pay such withdrawal in annual installments over a period not to exceed 59 months, as described in paragraph (7) of this Section, and without a Market Value Adjustment or Contingent Withdrawal Charge.

         If, during such installment period, the Employer or Employer Plan Trustee reports to Equitable that all or part of the balance of such installments are to be paid in connection with a Benefit Distribution covered by Clauses (a), (b), or (c) of Section 1.06, Equitable will pay in a single sum the amount requested.


No. 1033-92     AC6704                                              Page 16

         Equitable reserves the right to pay such withdrawal in a single sum in lieu of such annual installments. Such single sum will be equal to the lesser of (a) the Cash Value, or (b) the amount of withdrawal requested; provided, however, if a Market Value Adjustment is applicable to such withdrawal in accordance with Paragraph (5) of
         Section 2.10, that such Market Value Adjustment will not exceed 7% and will not result in such single sum payment being less than the sum of
         (a) all amounts, other than interest, allocated or transferred to the Guaranteed Interest Division with respect to the Participant and not subsequently withdrawn, transferred or deducted therefrom, and (b) interest on such amounts, accrued at the Minimum Guaranteed Rate.

         Any amount to be paid pursuant to this Paragraph (3) plus, if applicable, any Contingent Withdrawal Charge or Market Value Adjustment will be withdrawn from the amounts held with respect to the Participant in the Guaranteed Interest Division.

(4) If the Employer or Employer Plan Trustee terminates the Employer Plan's participation under this Contract in whole or in part, Equitable (a) will, if the Employer Plan Trustee so requests, pay the aggregate of all amounts then held in the Investment Divisions with respect to the Employer Plan, minus any applicable Contingent Withdrawal Charges, and
         (b) may, unless Paragraph (5) of this Section is applicable, pay in accordance with the following rules, the aggregate of all amounts then held in the Guaranteed Interest Division with respect to the Employer
         Plan:

         (i) The amounts in the Guaranteed Interest Division will be paid in annual installments over a period not to exceed 59 months, as described in Paragraph (7) of this Section.

         (ii) No Contingent Withdrawal Charge or Market Value Adjustment will be applicable with respect to the installments so paid.

         (iii) Equitable will have the right to discontinue maintenance of Participant-level Retirement Account Values under this Contract and, in lieu thereof, to (A) treat all amounts remaining in the Divisions as a single Retirement Account Value, with the Employer or Employer Plan Trustee as sole Participant and (B) rely fully upon the advice of the Employer or Employer Plan Trustee for any Participant-level information required to process transactions hereunder, including but not limited to the payment of death benefits.

         (iv) Anything in this Contract to the contrary notwithstanding, any repayments of Active Loans on and after the beginning of such installment period are to be made to the then-active funding vehicle of the Employer Plan.

         (v) On and after Equitable's receipt of the Employer's or Employer Plan Trustee's request for payments, no other withdrawals from, and no transfers to or from the Guaranteed Interest Division will be made except in conjunction with Benefit Distributions covered under Clauses (a), (b), and
                    (c) of Section 1.06, subject to Clause (vi) following.



No. 1033-92       AC6704                                           Page 17

         (vi) The amount of any withdrawal for a Benefit Distribution while such installments are in progress will be the amount required therefor, minus any amount then held in another funding vehicle with respect to the Employer Plan.

         (vii) On and after the Employers or Employer Plan Trustee's request for termination of the Employer Plan's participation under this Contract, no further Contributions may be made to the Guaranteed Interest Division with respect to the Employer Plan.

         (viii)     Any  amount  that,   pursuant  to  the  provisions  of  this
                    Contract, would be allocated to the Guaranteed Interest Division pursuant to Sections 1.21 and 2.08 but for the foregoing limitations will, instead, be allocated to the Money Market Division unless the Employer or Employer Plan Trustee instructs Equitable, by advance written notice and subject to such limitations, to do otherwise.

(5) If the aggregate amount held in the Guaranteed Interest Division with respect to an Employer Plan would be payable in annual installments pursuant to Paragraph (4) of this Section, and if such amount is less than $25,000, Equitable will, in lieu of such installments, pay such amount in a single sum, minus any applicable Contingent Withdrawal Charge or Market Value Adjustment, provided such Market Value Adjustment will not exceed 7% and will not result in such single sum payment being less than the sum of (a) all amounts, other than interest, allocated or transferred to the Guaranteed Interest Division with respect to the Participant and not subsequently withdrawn, transferred or deducted therefrom, and (b) interest on such amounts, accrued at the Minimum Guaranteed Rate.

(6) If Equitable exercises its right to terminate the Employer Plan's participation under this Contract pursuant to the last paragraph of
         Section 2.02, Equitable will thereupon pay the Retirement Account Value minus any Contingent Withdrawal Charge with respect to such Employer Plan.

         If the Employer Plan is not a Qualified Plan and Equitable exercises its right to terminate the Employer Plan's participation under this Contract pursuant to Clause (ii) of the second paragraph of Section 4.10, Equitable will pay the amounts held in the Divisions with respect to the Employer Plan as if the Employer or Employer Plan Trustee had terminated the Employer Plan's participation under this Contract in accordance with Paragraph (4) of this Section 2.07.

(7) Any installments to be paid pursuant to Paragraphs (3) or (4) of this Section will be made in accordance with the following:

         (a) The first such installment will be paid on a Business Day that is not more than a maximum number of days after receipt at Equitable's Processing Office of the applicable request for payment. Such maximum will be 30 days with respect to Paragraph (3), and 7 days with respect to Paragraph (4).

         (b) Each of the next four annual installments will be paid, respectively, on the first Business Day on or after each anniversary of the first installment.

No. 1033-92        AC6704                                           Page 18

         (c) The final installment will be paid on the first Business Day of the 59th calendar month following the month in which the first installment was paid.

         (d)      Each such  installment will be equal to the amount then in the
                  Guaranteed   Interest   Division  divided  by  the  number  of
                  remaining installments, including the one then due.

(8) Any amount payable pursuant to the preceding paragraphs of this Section will be paid to the Employer Plan Trustee or otherwise paid as may be agreed upon in writing between the Employer or Employer Plan Trustee and Equitable. Any payment by Equitable pursuant to this Section 2.07 will fully discharge Equitable from all liability with respect to the amount paid.

SECTION 2.08 DEATH BENEFITS. Upon Equitable's receipt of evidence satisfactory to it of the death of a Participant, a death benefit will be payable to the beneficiary designated in accordance with Section 4.06. Such death benefit will be equal to the Retirement Account Value as of the applicable Transaction Date.

The beneficiary or beneficiaries with respect to such death benefit may elect any of the following methods of disposition, subject to the requirements of law and Equitable's rules then in effect:

(a)      To receive the death benefit in a single sum;

(b) To apply the death benefit to the purchase of an Annuity Benefit in a form then offered by Equitable;

(c) To apply the death benefit to provide any other form of benefit then offered by Equitable; or

(d)      To apply the  death  benefit  to an  account  or  accounts  under  this
         Contract   maintained   for  the   benefit  of  such   beneficiary   or
         beneficiaries.

Unless Equitable receives suitable written instructions to the contrary from the Employer, Employer Plan Trustee or such beneficiary or beneficiaries on the date on which it receives due proof of the death of the Participant, any amounts then held with respect to the Participant in certain Divisions will be transferred to one Division as described below, and the entire Retirement Account Value will be held therein pending disposition of the death benefit in accordance with the immediately preceding paragraph.

Such transfer will be (a) of any amounts not then in the Money Market Division to such Division if such Division is then applicable under this Contract to the Employer Plan, and (b) in any other case, of any amounts not then in the Guaranteed Interest Division to the Guaranteed Interest Division.

Equitable will pay or apply a death benefit in accordance with the election described in the second paragraph of this Section. Upon such disposition in accordance with Clauses (a), (b), or (c) of such paragraph, the amount held in the Divisions with respect to the Participant and the Retirement Account Value will be zero. Equitable will thereupon be released from any and all liability for payment with respect to the Retirement Account Value.


No. 1033-92      AC6704                                             Page 19

Any beneficiary who elects to dispose of the death benefit by having it applied to an account in accordance with Clause (d) of the second paragraph of this Section, will be subject to the following:

(a) The beneficiary will be entitled to defer distribution of the account to the extent permitted by the Employer Plan and applicable law;

(b) The value of the account will be determined at the time of distribution to the beneficiary and, depending upon investment gains or losses, may be worth more or less than the initial value of the account;

(c) If the beneficiary dies before taking full distribution of the account, a death benefit will be determined with respect to the account as though such beneficiary were a Participant; and

(d) Such account may be allocated to, and transferred among, the Divisions in accordance with the provisions of this Contract as applicable to Retirement Account Values with respect to Participants.

SECTION 2.09 WITHDRAWALS TO MAKE EMPLOYER PLAN LOANS TO PARTICIPANTS. The Employer Plan Trustee may, if the Employer Plan is not a Terminated Plan or its assets are not being paid out in accordance with Section 2.07, Paragraph (4), make withdrawals under this Section in order to provide Employer Plan loans to Participants in accordance with the loan provisions, if any, of the Employer Plan, subject to applicable laws and regulations, and may request Equitable to provide recordkeeping services with respect to such Employer Plan loans in accordance with the following:

(a) An Employer Plan loan will be available only from the portion, if any, of the Retirement Account Value that, as reported to Equitable by the Employer or Employer Plan Trustee, is the vested portion of a Participant's Retirement Account Value in accordance with the Employer Plan;

(b) Before the Transaction Date on which an Employer Plan loan is to become effective ("Plan Loan Effective Date") the Employer or Employer Plan Trustee is to provide Equitable with a signed Employer Plan loan agreement, in a form satisfactory to Equitable, setting forth all applicable terms and conditions of the Employer Plan loan. Such agreement is to be signed by the Employer or Employer Plan Trustee and the Participant;

(c) There is no more than one Active Loan for a given Participant at one time, except for multiple Old Plan Takeover Loans transferred to this Contract under the terms of the Employer Plan with respect to a given Participant;

(d) The minimum amount of withdrawal for each loan will be the minimum for loans under the Employer Plan but in no event shall the minimum be less than $1,000;

(e) The maximum amount of each withdrawal for an Employer Plan loan will be the maximum amount described under Section 72 (p) of the Code;



No. 1033-92      AC6704                                             Page 20

(f) The rate of interest applicable to each Employer Plan loan is a fixed rate for the full term of the loan, as determined by the Employer or the Employer Plan Trustee in accordance with the Employer Plan;

(g) A one-time set-up fee and a periodic recordkeeping fee will be applicable to each Employer Plan loan in accordance with Section 2.10, Paragraph (7);

(h) The amount of an Employer Plan loan withdrawal will be withdrawn from the amounts held in the Divisions with respect to the Participant as of the Transaction Date in accordance with the instructions submitted for purposes of such Employer Plan loan withdrawal by the Employer or Employer Plan Trustee;

(i) The Employer Plan loan must by its terms be repayable within a term as specified in the Code and in the Employer Plan with respect to such plan loans;

(j) The "Plan Loan Repayment Date" will be each of a series of dates to be designated in an Employer Plan loan amortization schedule included in the Employer Plan loan agreement referred to in Clause (b) above;

(k) Employer Plan loan repayments are to be remitted to Equitable by the Employer or Employer Plan Trustee as of each Plan Loan Repayment Date of any Active Loan, with each such payment at least equal to the amount required, as specified in the amortization schedule as of the Plan Loan Effective Date;

(l) Additional Employer Plan loan repayments may be made at any time. The Employer Plan loan, including the full amount of interest due hereon, may, if the Employer Plan so provides, be repaid in full at any time;

(m) Employer Plan loan repayments with respect to a Participant will be allocated to the Participant's Retirement Account Value by Equitable either (A) to the Divisions on the basis of the instructions submitted for withdrawal of such Employer Plan loan amounts pursuant to Clause
         (h) of this Section, or (B) if the Participant so elects and if such Division is applicable under this Contract to the Employer Plan, entirely to the Guaranteed Interest Division; and

(n) An Employer Plan loan will be deemed in default if (i) the full amount of any loan repayment is not received by Equitable within 90 days of the applicable Plan Loan Repayment Date, (ii) the Participant's participation under this Contract with respect to the Employer Plan is terminated, or (iii) the Participant dies.

SECTION 2.10 FEES AND CHARGES

(1) As of the last Business Day of each calendar quarter an administrative fee will be deducted by Equitable from the amounts held in the
         Divisions with respect to the Participant. Such fee will be equal to $7.50 or, if less, 0.50% of the sum of (a) the Participant's Retirement Account Value, and (b) any Active Loans with respect to the Participant. With respect to individuals who become Participants hereunder on or before the Contract Date, however, such administrative fee will be appropriately prorated for the calendar quarter in which such



No. 1033-92     AC6704                                              Page 21


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         Contract Date occurred. Any amount remitted by the Employer or Employer
         Plan  Trustee  toward  such  fee  will   correspondingly   reduce  such
         deduction.

(2) As of the first Business Day of each calendar year, a plan recordkeeping fee of $300 will be payable with respect to each Employer Plan. Such fee will be appropriately prorated for the calendar year in which the Contract Date occurred. To the extent that the Employer or Employer Plan Trustee does not pay such fee directly to Equitable, it will be deemed to have instructed Equitable to deduct such fee from the amounts held in the Division with respect to the Participants.

(3) The assets of the Investment Divisions attributable to this Contract will be subject to a daily asset charge for mortality risk, expenses and expense risk. Such charge will be applied after any deductions to provide for taxes and will be at a rate not to exceed a guaranteed maximum annual rate of 1.35%. Equitable reserves the right to charge less on a current basis. The charge will be made in accordance with Clause (c) of the definition of Net Investment Factor in Section 1.27.

(4) Any withdrawal pursuant to Section 2.07 during the first five Contract Years with respect to an Employer Plan will, except as otherwise provided in Paragraphs (5) and (6) of this Section 2.10, be subject to a Contingent Withdrawal Charge.

(5) Any withdrawal from the Guaranteed Interest Division pursuant to Paragraphs (3) or (5) of Section 2.07 with respect to a Terminated Plan Participant will, except as otherwise provided in Paragraph (6) of this
         Section 2.10, be subject to a Market Value Adjustment if either

         (a)   no Contingent Withdrawal Charge is applicable to such withdrawal;
               or

         (b) the Contingent Withdrawal Charge that is applicable is less than the Market Value Adjustment. In such event the Market Value Adjustment will apply in lieu of the Contingent Withdrawal Charge.

(6) No Contingent Withdrawal Charge or Market Value Adjustment will be applied in connection with the following:

         (a) Withdrawals paid in annual installments pursuant to Paragraphs (3) or (4) of Section 2.07;

         (b) Amounts withdrawn or applied with respect to a Participant for purposes of a Benefit Distribution, or for purposes of compliance with any qualified domestic relations order, as defined in
               Section 414(p) of the Code; provided, however, that in connection with Paragraphs (3) and (4) of Section 2.07, such Benefit Distribution will include only Benefit Distributions covered by Clauses (a), (b), or (c) of Section 1.06;

         (c) Contributions which are "excess contributions" as such term is defined in Section 401(k)(8)(B) of the Code, including the income thereon, and less any loss allocable thereto, provided the withdrawal is made no later than the end of the plan year under the Employer Plan following the plan year in which such excess contributions were made;

No. 1033-92     AC6704                                               Page 22

         (d) Contributions which are "excess aggregate contributions" as such term is defined in Section 401(m)(6)(B) of the Code, including the income thereon, and less any loss allocable thereto, provided the withdrawal is made no later than the end of the plan year under the Employer Plan following the plan year in which such excess aggregate contributions were made;

         (e)   Amounts  which are "excess  deferrals" as such term is defined in
               Section 402(g)(2) of the Code, including income thereon, and less any loss allocable thereto, provided the withdrawal is made no later than April 15 following the calendar year in which such excess deferrals were made;

         (f) Contributions which are remitted by the Employer or Employer Plan Trustee due to mistake of fact made in good faith, provided such Contributions, less any loss allocable thereto, are refunded to the Employer or Employer Plan Trustee within 12 months from the date such Contributions were made and no earnings attributable to such Contributions are included in such repayments; and

         (g) Contributions which are remitted by the Employer or Employer Plan Trustee, but which are disallowed to the Employer as a deduction for federal income tax purposes, provided such Contributions, less any loss allocable thereto, are refunded to the Employer within 12 twelve months after the disallowance of the deduction has occurred and no earnings attributable to such contributions are included in such repayment.

         The amounts described in said Clauses (c) through (g) will be as determined by the Employer or Employer Plan Trustee and reported to Equitable.

         Equitable also reserves the right to waive the Contingent Withdrawal Charge in connection with such other transactions under this Contract as it shall determine, provided that any such waiver will be applied on a uniform and nondiscriminatory basis.

(7) An Employer Plan loan set-up fee of $25 is applicable as of the Plan Loan Effective Date of each Active Loan, except for Old Plan Takeover Loans, and an Employer Plan loan recordkeeping fee of $6 is applicable as of the last Business Day of each calendar quarter with respect to each Active Loan. Such fees will be deducted by Equitable from the amounts held in the Divisions with respect to the Participant. Any amount remitted by the Employer or Employer Plan Trustee toward such fees will correspondingly reduce such deduction.

(8) If the Employer or the Employer Plan Trustee requests that the amount representing a forfeiture and the interest thereon be withdrawn during the first five Contract Years from the Forfeiture Account for any purpose other than reallocation of such amount among the Participants under this Contract, such withdrawal will be subject to a Contingent Withdrawal Charge. The Contingent Withdrawal Charge will be deducted by Equitable at the time of such withdrawal.

(9) Any charge for taxes which Equitable pays in conjunction with a withdrawal pursuant to Section 2.07 will be deducted as of the applicable Transaction Date from the amounts held in

No. 1033-92      AC6704                                              Page 23
         the Divisions with respect to the Participant. If Equitable has deducted such charge from the Contributions being withdrawn before they were allocated to the Divisions pursuant to Section 2.05, Equitable will not again deduct charges from such Contributions for the same taxes. If, however, taxes are later imposed upon Equitable when such a withdrawal is made, Equitable reserves the right to make an additional deduction for such taxes.

         SECTION 2.11 FORFEITURES. If the Employer or the Employer Plan Trustee reports to Equitable that a Retirement Account Value is to be reduced as a result of a forfeiture pursuant to the Employer Plan, Equitable will reduce the Retirement Account Value by the amount of the reduction so reported as representing the unvested portion of the Participant's Retirement Account Value.

         Equitable will apply the amount of any such reduction to the Forfeiture Account, pending subsequent disposition. Such amount (and any interest thereon) will be disposed of in a manner to be reported in writing to Equitable by the Employer Plan Trustee.



No. 1033-92      AC6704                                             Page 24

                           PART III - ANNUITY BENEFITS

SECTION 3.01 FORM OF ANNUITY BENEFIT. Any Annuity Benefit provided under this Contract will be payable on the Life Annuity form described in the following paragraph or, as determined by the Employer or the Employer Plan Trustee in accordance with the terms of the Employer Plan, on any other annuity form offered by Equitable, subject to Equitable's rules then in effect and the requirements of applicable law.

The Life Annuity form provides monthly payments to the Participant beginning at the Annuity Commencement Date and ending with the last monthly payment due before the death of the Participant.

SECTION 3.02 REPORT FOR ANNUITY BENEFIT. The Employer or the Employer Plan Trustee will report to Equitable each Participant or other person with respect to whom an Annuity Benefit is to be provided under this Contract if the amount to be applied to provide such Annuity Benefit is at least $3,500. Any such report is to be made before the first payment under such Annuity Benefit. Any such report will be in the form prescribed by Equitable and will include all pertinent facts and determinations requested by Equitable. Equitable will be fully protected in relying on the reports and other information furnished by the Employer or Employer Plan Trustee, and need not inquire as to the accuracy or completeness thereof.

SECTION 3.03 APPLICATION TO PROVIDE ANNUITY BENEFIT. As of the date of the first payment under each such Annuity Benefit to be provided hereunder, an application will be made to provide such Annuity Benefit. The amount so applied will be equal to the Retirement Account Value, less any applicable tax on annuity considerations; provided that the Employer or Employer Plan Trustee may report, in accordance with Section 3.02, that only a portion of the given amount is to be used for such Annuity Benefit.

If Equitable has deducted charges for applicable tax from the Contributions being applied to provide an Annuity Benefit before they were allocated to the Divisions pursuant to Section 2.05, Equitable will not again deduct charges from such Contributions for the same taxes. If, however, taxes are later imposed upon Equitable when such an application is made, Equitable reserves the right to make an additional deduction for such taxes.

Application will be made on the basis of either (a) the Table of Guaranteed Annuity Payments included in Appendix A of this Contract, or (b) Equitable's then-current individual annuity rates applicable at the time of application to funds which derive from sources outside Equitable, whichever rates would provide a large benefit with respect to the payee.

After application to provide an Annuity Benefit pursuant to this Section, the amounts with respect to the Participant in the Divisions and the Retirement Account Value will be correspondingly reduced.

SECTION 3.04 PAYMENT OF ANNUITY BENEFIT. Equitable will require satisfactory evidence of the age of any person upon whose life continued payment under an annuity form depends. Evidence of each payee's survival must be furnished to Equitable either by personal endorsement of the check drawn for payment or by other means satisfactory to Equitable.

No. 1033-92      AC6704                                             Page 25

If a benefit payment under the Contract was based on information that is subsequently found to be incorrect, such benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, any amount used to provide the benefit, or any combination thereof. The amount of the overpayments by Equitable will be charged against, and the amount of the underpayments will be added to, any payments thereafter falling due under the Contract with respect to the payee.

The liability of Equitable with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under the Contract.

If Equitable receives evidence satisfactory to it that (a) a payee entitled to receive any payment under the Contract is physically or mentally incompetent to receive such payment or is a minor, (b) another person or an institution is then maintaining or has custody of such payee, and (c) no guardian, committee, or other representative of the estate of such payee has been appointed, Equitable may, unless the Employer Plan provides to the contrary, make the payments to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

If the amount to be applied hereunder is less than $3,500, Equitable may pay the amount to the payee in a single sum instead of applying it to provide an Annuity Benefit.

Any election, change, revocation or designation shall be made, and will take effect, in the same manner as a change of beneficiary.



No. 1033-92      AC6704                                              Page 26

                          PART IV - GENERAL PROVISIONS

SECTION 4.01 CONTRACT. This Contract constitutes the entire contract between the Contract Holder and Equitable. This contract and the application therefor constitutes the entire contract between the Employer or Employer Plan Trustee, as the case may be, and Equitable. The provisions of the Contract alone will govern with respect to the rights and obligations of Equitable. The provisions of the Contract will be applied separately with respect to each Employer or Employer Plan Trustee. Nothing in the Master Trust, the Pooled Trust, the Employer Plan or the Plan, nor in any modification, amendment, or supplement to any such documents will in any way be construed to enlarge, change, vary or in any other way affect the obligations of Equitable as expressly provided in this Contract.

This Contract may not be modified as to Equitable, nor may any of Equitable's rights or requirements be waived, except in writing and by an authorized officer of Equitable. The Contract may be changed by amendment or replacement upon agreement between the Contract Holder and Equitable without the consent of any other person provided that such change does not reduce any Annuity Benefit provided before such change and provided that no rights, privileges or benefits which have accrued to the Employer or the Employer Plan Trustee, or to any Participant under the Contract, may be reduced or forfeited except by the express consent thereof.

The Employer or Employer Plan Trustee will report to Equitable each person under the Employer Plan who is to be covered under this Contract. Equitable will issue with respect to each person for whom an Annuity Benefit becomes payable under this Contract an Equitable supplementary contract setting forth the amount and terms of the Annuity Benefit.

Upon Equitable's request, the Employer or Employer Plan Trustee will provide any
information   that  is  reasonably   required  by  Equitable   with  respect  to
transactions under this Contract.

SECTION 4.02 STATUTORY COMPLIANCE. Equitable reserves the right to amend the Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to conform the Contract to reflect changes in the Code, in Treasury regulations or published rulings of the Internal Revenue Service, in the Employee Retirement Income Security Act of 1974, as amended, and in Department of Labor regulations.

Any Annuity Benefit, Cash Value or death benefit available under the Contract shall not be less than the minimum benefits required by any applicable state law.

SECTION 4.03 ASSIGNMENTS AND NONTRANSFERABILITY. Neither the Employer, the Employer Plan Trustee nor Equitable may assign its rights or obligations hereunder without the other party's prior written consent, except that an assignment by Equitable to a corporation in which it has a direct or indirect ownership interest shall not require such consent provided that Equitable remains liable for the failure of that corporation to perform its obligations under this Contract.

Subject to the requirements of applicable law, no amount payable to a Participant or beneficiary under the Contract may be assigned, commuted or encumbered by the payee and no such amount will in any way be subject to any claim against such payee. Such prohibition will not apply to any

No. 1033-92      AC6704                                             Page 27
assignment, transfer, or attachment pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Code.

SECTION 4.04 MANNER OF PAYMENT. Equitable will pay all amounts becoming payable under this Contract by check or, if so agreed upon by the Employer or Employer Plan Trustee and Equitable, by wire transfer. All amounts payable by the Employer or the Employer Plan Trustee under this Contract will be paid by check payable to Equitable, or by any other method acceptable to Equitable.

SECTION 4.05 RIGHT TO CHANGE. Equitable reserves the right to increase any fee described in Section 2.10, Paragraphs (1), (2) and (7) at any time to reflect any increase in Equitable's expenses related to the administrative functions covered by such fees.

Equitable also reserves the right to decrease or waive any or all such fees, or the Contingent Withdrawal Charge, as applicable to an Employer Plan, in recognition of anticipated and sustained lower levels of sales and administrative expense incurred by Equitable under this Contract with respect to such Employer Plan. Such fee or charge adjustment will be determined by Equitable on the basis of criteria applied in a uniform and nondiscriminatory manner including, but without limitation, the number of Participants associated with the Employer Plan, the level and frequency of Contributions, the average retention of such Contributions under the Contract, the pattern of withdrawals, and the use of cost-saving technology by the Employer or Employer Plan Trustee in transmitting Participant data to Equitable.

Equitable reserves the right to change from time to time on and after the fifth anniversary of the Register Date, at intervals of not less than five years, (a) the minimum amount to be used to provide an Annuity Benefit hereunder as stated in Section 3.02 and (b) the actuarial basis used in the Table of Guaranteed Annuity Payments appearing in Appendix A.

Equitable may elect to make any change pursuant to the first or third paragraphs of this Section either by written notice to the Employer or Employer Plan Trustee or by amendment to this Contract, and will advise the Employer or Employer Plan Trustee at least 90 days in advance of any such change. No such change will apply to any Annuity Benefit provided hereunder before such change nor to Contributions made hereunder before such change.

Equitable reserves the right, subject to compliance with applicable law, to:

(a) add new Investment Divisions or subdivisions thereof to the Separate Account, add a new separate account, or remove Investment Divisions or subdivisions thereof from the Separate Account;

(b)      combine any two or more Investment Divisions or subdivisions thereof;

(c) transfer the assets Equitable determines to be the proportionate share of the class of contracts to which this Contract belongs from any of the Investment Divisions to another Investment Division by withdrawing the same percentage of each investment in that Investment Division, with appropriate adjustment to avoid odd lots and fractions;

No. 1033-92     AC6704                                               Page 28

(d) operate the Separate Account or any Investment Division as a management investment company under the Investment Company Act of 1940 (which company may be directed by a committee which may be composed of a majority of persons who are "interested persons" of Equitable under said Act, which committee may be discharged by Equitable at any time) or in any other form permitted by law, including a form that allows Equitable to make direct investments;

(e)      deregister the Separate Account under said Act;

(f) cause one or more Investment Divisions to invest some or all of their assets in one or more other trusts or investment companies;

(g) terminate any agreement with an Employer or Employer Plan Trustee in conjunction with this Contract pursuant to the terms of such agreement; and

(h) restrict or eliminate any voting rights of Participants, Employer Plan Trustees or other persons who have voting rights that affect the Separate Account.

If the exercise of these rights results in a material change in the underlying investments of an Investment Division, the Employer or the Employer Plan Trustee will be notified by Equitable of such exercise.

SECTION 4.06 BENEFICIARY. A Participant may, subject to the Employer Plan, including any spousal consent provisions thereof, designate (with the right to change such designation from time to time) a beneficiary or beneficiaries to receive any payment with respect to the Participant becoming due to a beneficiary under this Contract. Any other person to whom periodic payments are payable under this Contract may designate (with the right to change such designation from time to time) a beneficiary or beneficiaries to receive any single sum payment or any remaining periodic payments becoming due upon the death of such person, if no prior designation is then in effect with respect thereto.

Any designation or change shall be by written notice filed at the Processing Office, except that a designation or change made by a Participant who has not attained his Annuity Commencement Date shall be by written notice filed with the Employer or Employer Plan Trustee. Upon receipt of said notice by Equitable, such designation or change shall take effect as of the date shown on said notice as the date on which it was signed, whether or not the person making such designation or change is living at the time of receipt, but without further liability on the part of Equitable with respect to any payment made by it before the receipt by it of (a) said notice or (b) a written report from the Employer or Employer Plan Trustee that such party received said notice.

SECTION 4.07 DEFERMENT. Except as provided in this Section, payments by Equitable pursuant to the provisions of Sections 2.07 and 2.08 from the amounts held with respect to the Participant in the Investment Divisions will be made within seven days after the applicable Transaction Date.

Payments or applications by Equitable of proceeds from the Investment Divisions can be deferred during any period when (a) the sale of securities or the determination of the Accumulation Unit

No. 1033-92     AC6704                                             Page 29

Value is not reasonably practicable because an emergency, defined by the Securities and Exchange Commission, exists, or the New York Stock Exchange is closed, or trading on such Exchange is restricted, or (b) the Securities and Exchange Commission by order permits postponement for the protection of persons having interests in the Separate Account. Payment or transfer by Equitable of any portion of a Participant's Retirement Account Value in the Guaranteed Interest Division can be deferred, while the Participant is living, for up to six months after receipt of a written request for such payment or transfer.

SECTION 4.08 CONTRACT HOLDER'S RESPONSIBILITY. The sole responsibility of the Contract Holder is to serve as party to the Contract. The Contract Holder will have no responsibility for the administration of the Plan or any Employer Plan or agreement, or for Contributions or any payments or other distributions hereunder. Equitable will deal with the Contract Holder in accordance with the terms and conditions of the trust agreement pursuant to which the Contract Holder agreed to act as such and in such manner as the Contract Holder and Equitable agree, without the consent of any other person. Any Employer or Employer Plan Trustee making Contributions under the Contract will have adopted and accepted the Master Trust or the Pooled Trust and this Contract as part of the Employer Plan with respect to which such Contributions are made.

SECTION 4.09 EMPLOYER OR EMPLOYER PLAN TRUSTEE'S RESPONSIBILITY. Equitable shall make no payment hereunder without written instructions from the Employer or Employer Plan Trustee, as applicable, and Equitable shall be fully discharged of any liability therefor to the extent such payments are made pursuant to such instructions.

SECTION 4.10 PLAN STATUS. A "Qualified Plan" is a plan or agreement that meets the requirements for qualification under Section 401(a) of the Code. The Employer or Employer Plan Trustee is to provide evidence satisfactory to Equitable that the Employer Plan is a Qualified Plan and, if at any time the Employer Plan is no longer a Qualified Plan, the Employer or Employer Plan Trustee is to give Equitable prompt written notice thereof.

If (a) within one year after the Funding Effective Date, or such longer period as may be agreed upon in writing between the Employer or Employer Plan Trustee and Equitable, the Employer or Employer Plan Trustee does not provide such evidence that the Employer Plan is a Qualified Plan, or (b) the Employer or Employer Plan Trustee gives notice that the Employer Plan is no longer a Qualified Plan, then upon at least thirty days advance written notice to the Employer or Employer Plan Trustee, Equitable may:



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(i)    Prohibit  further  Contributions  under this Contract with respect to the
       Employer Plan, and

(ii) Withdraw from the Divisions the amounts therein with respect to the Employer Plan and make the payment described in the second paragraph of
       Section 2.07, Paragraph (6).

If the Employer Plan is to terminate, in whole or in part, without immediate establishment of a successor plan, sponsored by the Employer, with respect to the affected Participants, the Employer or Employer Plan Trustee will provide Equitable with (a) 90 days' advance written notice and evidence satisfactory to Equitable of such termination, and (b) a listing of the Participants covered by such termination if it is a partial plan termination.



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


                                   APPENDIX A

                      TABLE OF GUARANTEED ANNUITY PAYMENTS

Amount of Annuity Benefit payable monthly on the Life Annuity form provided by an application of $1,000.

                         Age                Amount
                         ---                ------

                         55                 $3.99

                         60                  4.35

                         65                  4.82

                         70                  5.46

The amount of income provided under an Annuity Benefit payable on the Life Annuity form is based on 3.00% interest and the 1983 Individual Annuity Mortality Table "a" projected with modified Scale G, adjusted to a unisex basis, reflecting a 20%-80% split of males and females at pivotal age 55.

Amounts required for ages not shown in the Table or for other annuity forms will be calculated by Equitable on the same actuarial basis.



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